                                                                    Exhibit 99.1

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AMERICAN ITALIAN PASTA COMPANY                                          |NEWS
                                                                        |RELEASE

Contact:

Paul Geist
Vice President & Corporate Controller
816-584-5611

For Immediate Release

         AMERICAN ITALIAN PASTA COMPANY ELECTS ROBERT DRUTEN TO BOARD OF
                                    DIRECTORS

KANSAS CITY, MO, December 12, 2007 - American Italian Pasta Company  (OTC:AITP),
the  largest  producer  of dry  pasta  in North  America,  announced  today  the appointment of Robert Druten to its Board of Directors. Mr. Druten will join the
Company's Audit Committee.  With the addition of Mr. Druten, the Company's board is comprised of ten independent directors.

Mr.  Druten  has over 30 years of finance  and  accounting  experience.  He most recently  served as Executive  Vice  President  and Chief  Financial  Officer of
Hallmark Cards,  Inc. from 1994 until his retirement in 2006. From 1991 to 1994, he served as  Executive  Vice  President  and Chief  Financial  Officer of Crown
Media,  Inc., a cable  communications  subsidiary of Hallmark.  Prior to joining
Hallmark,  Mr. Druten held executive positions with Pioneer Western Corporation, a subsidiary  of Kansas City  Southern  and was  employed as a certified  public accountant  with a public  accounting  firm.  Mr.  Druten is a  graduate  of the
University  of Kansas and  received a Masters of  Business  Administration  from
Rockhurst  University.  He currently serves on the boards of directors of Kansas
City Southern (NYSE:KSU), a rail transportation company,  Alliance Holdings, GP,
L.P. (NASDAQ:AHGP),  a publicly traded limited partnership whose publicly traded subsidiary is engaged in the production and marketing of coal, and Entertainment
Properties Trust  (NYSE:EPR),  a real estate  investment trust for entertainment related properties.

ABOUT AIPC

Founded  in 1988 and based in Kansas  City,  Missouri,  American  Italian  Pasta
Company is the largest  producer of dry pasta in North America.  The Company has four plants that are located in Excelsior  Springs,  Missouri;  Columbia,  South
Carolina;   Tolleson,   Arizona  and   Verolanuova,   Italy.   The  Company  has
approximately 600 employees located in the United States and Italy.

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